Exhibit 1.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.

Dated: March 8, 2021

YORKTOWN ENERGY PARTNERS XI, L.P.

By: Yorktown XI Company LP, its general partner
By: Yorktown XI Associates LLC, its general partner

By:	/s/ Bryan H. Lawrence	Date:	March 8, 2021
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN XI COMPANY LP
By: Yorktown XI Associates LLC, its general partner

By:	/s/ Bryan H. Lawrence	Date:	March 8, 2021
Name: Bryan H. Lawrence
Title: Managing Member

YORKTOWN XI ASSOCIATES LLC

By:	/s/ Bryan H. Lawrence	Date:	March 8, 2021
Name: Bryan H. Lawrence
Title: Managing Member